Exhibit 10.9

REIMBURSEMENT AGREEMENT

REIMBURSEMENT AGREEMENT (this “Reimbursement Agreement”) is dated as of July 1, 2004 (the “Closing Date”), between CAMBRIDGE DISPLAY TECHNOLOGY LIMITED, a United Kingdom corporation (the “Company”) and IPIFS GUARANTEE CORP., a Delaware corporation (“IPIFS”).

RECITALS:

1. Lloyds TSB Bank plc (the “Lender”) and the Company are entering into the US$15,000,000 Revolving Loan Facility Agreement (the “Credit Agreement”) dated on or about of July 1, 2004, pursuant to which the Lender is agreeing to provide a $15,000,000 line of credit for a term of up to 36-months to the Company. (The loans made by the Lender to the Company, from time to time, under such line of credit are referred to collectively as the “Loans”).

2. In order to induce the Lender to enter into the Credit Agreement, and to satisfy one of the conditions to the obligation of the Lender to make the Loans, the Company has requested IPIFS to enter into the Letter of Understanding dated on or about July 1, 2004, between the Lender and IPIFS (such agreement, as amended, modified, restated or supplemented from time to time, being referred to as the “Letter of Understanding”).

3. In connection with the Letter of Understanding, IPIFS has requested that Wells Fargo Bank, N.A. (the “Issuer”) issue a letter of credit in the original face amount of $15,000,000, Letter of Credit No. NZS52614 (as amended, modified, restated or supplemented from time to time, the “Letter of Credit”), for the benefit of the Lender, as credit support for the Loans.

4. The Letter of Credit is being issued pursuant to the Standby Letter of Credit Agreement dated as of December 19, 2003, between the Issuer and Principal Financial Services, Inc. (“PFS”) (such Standby Letter of Credit Agreement, as amended, modified or restated from time, being referred to as the “Issuer Reimbursement Agreement”). Pursuant to the Issuer Reimbursement Agreement, PFS shall be obligated to make certain payments to the Issuer, including without limitation reimbursement for any drawings under the Letter of Credit. In connection with the issuance of the Letter of Credit, PFS and IPIFS are entering into the Letter of Credit Reimbursement Agreement dated as of June 30, 2004 (such agreement, as amended, modified or restated from time, the “Letter of Credit Reimbursement Agreement”), pursuant to which IPIFS shall be obligated to make certain payments to PFS, including without limitation reimbursement for payments under the Issuer Reimbursement Agreement.

5. As a condition to its willingness to enter into the Letter of Understanding and the Letter of Credit Reimbursement Agreement and to obtain the Letter of Credit, IPIFS has required that the Company enter into this Reimbursement Agreement, providing (among other things) for the reimbursement by the Company of specified amounts that IPIFS may pay pursuant to the Letter of Understanding or any Letter of Credit Reimbursement Agreement, all on the terms and conditions set forth herein.

6. The Company is willing to enter into this Reimbursement Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, and in order to induce IPIFS to enter into the Letter of Understanding, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Certain Defined Terms. As used in this Reimbursement Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Base Rate” means a fluctuating rate of interest per annum equal to the Prime Rate. Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate.

“Business Day” means a day of the year on which national banks are not required or authorized to close in Charlotte, North Carolina or New York, New York.

“CDTAC” means CDT Acquisition Corp, a Delaware corporation.

“Chief Financial Officer” means the Chief Financial Officer of the Company or, if the Company has no such officer, any other officer of the Company performing substantially the same function as the Chief Financial Officer.

“Closing Date” has the meaning assigned to that term on the first page of this Reimbursement Agreement.

“Collateral” has the meaning assigned to that term in the Security Agreement.

“Company” has the meaning assigned to that term on the first page of this Reimbursement Agreement.

“Company’s Obligations” means, collectively, the obligations of the Company under this Reimbursement Agreement, including without limitation the obligation of the Company to make any reimbursement payment or interest payment to IPIFS when due.

“Consolidated” refers to the consolidation of accounts of CDTAC and its Subsidiaries in accordance with GAAP.

“Consolidated Current Assets” means the current assets of CDTAC and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Current Liabilities” means the current liabilities of CDTAC and its Subsidiaries, minus liabilities relating to deferred revenue, determined on a consolidated basis in accordance with GAAP.

“Consolidated Debt” means (i) all indebtedness for borrowed money or the deferred purchase price of property or services, including, without limitation, reimbursement and other obligations with respect to surety bonds and letters of credit, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all capital lease obligations and (iv) all Contingent Obligations, in each case of CDTAC and its Subsidiaries, determined on a consolidated basis.

“Consolidated Total Assets” means at any date as of which the amount thereof shall be determined, all assets that should, in accordance with GAAP be classified as assets on the consolidated balance sheet of CDTAC and its Subsidiaries.

“Consolidated Total Liabilities” means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of CDTAC and its Subsidiaries, including in any event all Consolidated Debt, but specifically excluding (a) Subordinated Debt and (b) to the extent classified under GAAP as a liability on such balance sheet, (i) any amounts owing in respect of any class of preferred stock of CDTAC or any of its Subsidiaries or (ii) any liability relating to any obligation to issue stock.

“Consolidated Total Net Worth” means as at any date as of which the amount thereof shall be determined, (a) Consolidated Total Assets minus (b) Consolidated Total Liabilities.

“Contingent Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided that the term “Contingent Obligations” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Credit Agreement” has the meaning assigned to that term in paragraph 1 of the Recitals hereof.

“Default” means (a) any Event of Default or (b) any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Default Rate” means a fluctuating interest rate equal to four percent (4%) per annum above the Base Rate in effect from time to time.

“Event of Default” has the meaning assigned to that term in Section 4.01 of this Reimbursement Agreement.

“Fee Disbursement Schedule” means that certain Fee Disbursement Schedule agreement dated as of June 30, 2004 among the Company, IP Innovations Financial Services, Inc. and IPIFS, as amended, modified or restated from time to time.

“Generally Accepted Accounting Principles” or “GAAP” means those principles of accounting set forth in statements of the Financial Accounting Standards Board or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.

“IPIFS” has the meaning assigned to that term on the first page of this Reimbursement Agreement.

“IPIFS’ Liabilities” means, collectively, IPIFS’ obligations (including, without limitation payments or option payments) under or pursuant to the Letter of Understanding, any Letter of Credit Reimbursement Agreement or any other Related Document.

“IPIFS Payment” means any payment by IPIFS to the Lender, the Issuer (or any replacement thereof), or PFS, or any of their respective successors or assigns, pursuant to the Letter of Understanding, any Letter of Credit Reimbursement Agreement or any other Related Document or with respect to any IPIFS’ Liability.

“Issuer” has the meaning assigned to that term in paragraph 3 of the Recitals hereof

“Indebtedness” means all items which would, in conformity with Generally Accepted Accounting Principles, be classified as liabilities on a balance sheet of the Company or any of its Subsidiaries as of the date such determination of indebtedness is made and in any event including (without duplication): (a) all indebtedness of the Company or any of its Subsidiaries for money borrowed; (b) all liabilities guaranteed or assumed, directly or indirectly, by the Company or any of its Subsidiaries in any manner, or endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted thereby with recourse; (c) the face amount of all letters of credit issued for the account of a Company or any of its Subsidiaries and, without duplication, all drafts drawn thereunder; (d) all indebtedness in effect guaranteed by a Company or any of its Subsidiaries, directly or indirectly, whether through an agreement, contingent or otherwise, to purchase or repurchase such indebtedness or to purchase, sell or lease (as lessee or lessor) any property or services primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss, or to advance or supply funds to or to invest in any other manner in the debtor, whether through purchasing stock, making a loan, advance or capital contribution or by means of agreeing to maintain or cause such debtor to maintain a minimum working capital or net worth, or otherwise (but excluding endorsements for collection or deposit in the ordinary course of business); (e) all liabilities secured by any lien on any property owned by the Company or any of its Subsidiaries, to the extent attributable to such Person’s interest in such property, even though the Company or such Subsidiary has not assumed or become liable for the payment thereof; and (f) obligations of the Company or any of its Subsidiaries under capital leases.

“Issuer” has the meaning assigned to that term in paragraph 3 of the Recitals hereof.

“Issuer Reimbursement Agreement” has the meaning assigned to that term in paragraph 4 of the Recitals hereof.

“Letter of Credit” has the meaning assigned to that term in paragraph 3 of the Recitals hereof.

“Letter of Credit Reimbursement Agreement” has the meaning assigned to that term in paragraph 4 of the Recitals hereof.

“Letter of Understanding” has the meaning assigned to that term in paragraph 2 of the Recitals hereof.

“Payment Address” means the office of IPIFS located at 2221 Edge Lake Drive, Suite 100, Charlotte, North Carolina 28217, or such other address as IPIFS may specify from time to time by notice to the Company.

“Person” means any individual, joint venture, corporation, company, voluntary association, partnership, limited liability company, trust, joint stock company, unincorporated organization, association, government, or any agency, instrumentality, or political subdivision thereof, or any other form of entity.

“PFS” has the meaning assigned to that term in paragraph 4 of the Recitals hereof.

“Prime Rate” means the rate per annum listed in the “Money Rates” section of the Wall Street Journal as the “Prime Rate.”

“Reimbursement Agreement” means this Reimbursement Agreement and any amendments or supplements thereto.

“Reimbursement Amount” means amounts paid by IPIFS to the Lender, the Issuer (or any replacement thereof) or PFS, or any of their respective successors or assigns, pursuant to the Letter of Understanding, any Letter of Credit Reimbursement Agreement or any other Related

Document or with respect to any of IPIFS’ Liabilities, in each case, to the extent resulting from (i) a request for payment from IPIFS by the Lender, or (ii) a draw upon the Letter of Credit (or any replacement letter of credit) made by the Lender; provided, however, in no event shall the Reimbursement Amount include the Fee (as defined in Section 2 of the Letter of Credit Reimbursement Agreement).

“Related Documents” means, collectively, this Reimbursement Agreement, the Credit Agreement, the Letter of Understanding, the Letter of Credit, the Letter of Credit Reimbursement Agreements, the Security Agreement and any other agreement, instrument or document entered into, issued or delivered in connection with any of the foregoing agreements.

“Responsible Officer” means the Chief Executive Officer, Chief Operation Officer, Chief Financial Officer, President, Treasurer, Executive Vice President, General Counsel or any member of the Board of Directors of the Company or any person performing similar functions as, and having similar responsibility of, any of the above.

“Security Agreement” means that certain Security Agreement dated as of June 30, 2004, by the Company and CDT Oxford Limited in favor of IPIFS, as such agreement may be amended, modified, restated or supplemented from time to time.

“Subordinated Debt” means any Consolidated Debt incurred by the Company that is subordinated to the Indebtedness owing by the Company to the Lender on the Loans.

“Subsidiary” of any Person means an entity in which more than 50% of the profits, equity or voting control of such entity is owned by such Person, by such Person and any one or more Subsidiaries of such Person, or by any one or more Subsidiaries of such Person.

“Termination Event” means the occurrence of all of the following: (a) the termination, without renewal, of the commitment of the Lender to extend credit under the Credit Agreement, (b) the repayment of the Loans and all other amounts outstanding under or pursuant to the Credit Agreement, and (c) no Secured Obligations remain outstanding.

“Working Capital” means Consolidated Current Assets minus Consolidated Current Liabilities.

Section 1.02. Computation of Time Periods. In this Reimbursement Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles consistently applied, except as otherwise stated herein.

Section 1.04. Other Terms. All other capitalized terms to the extent not otherwise defined shall have the meanings given to them in the Credit Agreement.

Section 1.05. Currency. All monetary amounts are in United States Dollars, unless otherwise indicated.

ARTICLE II

REIMBURSEMENT OBLIGATIONS

Section 2.01. Reimbursement. The Company hereby unconditionally, absolutely, continually and irrevocably agrees to immediately reimburse IPIFS from time to time upon demand for any and all Reimbursement Amounts. Nothing in this Reimbursement Agreement shall be deemed to waive any rights of exoneration and/or reimbursement against the Company that IPIFS may have at law or equity.

The Company’s Obligations are secured by the Security Agreement.

Section 2.02. Payment of Reimbursement Obligations. Intentionally Left Blank.

Section 2.03. Interest; Default Rate. In the event that any reimbursement payment or any other Company’s Obligation due hereunder is not paid when due (whether upon demand, by acceleration or otherwise), such amount shall continue as an obligation of the Company hereunder and shall bear interest from the due date thereof until paid in full at the Default Rate. Accrued interest shall be payable (i) monthly on the last Business Day of each month, (ii) at any time upon demand therefor by IPIFS, and (iii) at the time of any payment of any Company’s Obligation hereunder. The failure of the Company to make any payment (including, without limitation, any payment of any Company’s Obligation or any interest thereon) when due shall constitute an Event of Default hereunder.

Section 2.04. Absolute Rights and Obligations. The Company’s Obligations under this Reimbursement Agreement shall be absolute and unconditional irrespective of, and the Company hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Reimbursement Agreement and the Security Agreement to which it is a party, by reason of:

(a) any lack of legality, validity or enforceability of the Credit Agreement, the Letter of Understanding, the Letter of Credit, any Letter of Credit Reimbursement Agreement or any other Related Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Company’s Obligations or any of IPIFS’ Liabilities;

(b) any action taken under any of the Related Documents, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

(c) any acceleration of the maturity of any of IPIFS’ Liabilities, of any of the Company’s Obligations, or of any other obligations or liabilities of any Person under any of the Related Documents;

(d) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of IPIFS’ Liabilities, for any of the Company’s Obligations, or for any other obligations or liabilities of any Person under any of the Related Documents;

(e) any dissolution of any party to a Related Document, or the combination or consolidation of any party to a Related Document into or with another entity or any transfer or disposition of any assets of any other party to a Related Document;

(f) any extension (including, without limitation, extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any credit facilities available under, the Letter of Credit, the Credit Agreement, or any other Related Document, in whole or in part;

(g) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Company’s Obligations or IPIFS’ Liabilities;

(h) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Credit Agreement, the Letter of Understanding, the Letter of Credit, any Letter of Credit Reimbursement Agreement, or any other Related Document, including without limitation any term pertaining to the payment or performance of any of IPIFS’ Liabilities, or any of the obligations or liabilities of any party to any Related Agreement; and

(i) any other circumstance whatsoever (with or without notice to or knowledge of the Company) which may or might in any manner or to any extent vary the risks of the Company, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a IPIFS, including without limitation any right to require or claim that resort be had to any other Person or to any collateral in respect of the Company’s Obligations or IPIFS’ Liabilities, whether arising under North Carolina General Statutes Sections 26-7 and 26-9 or otherwise.

It is the express purpose and intent of the parties hereto that this Reimbursement Agreement and the Company’s Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

Section 2.05. Currency, Funds and Manner of Payment. All Company’s Obligations and all interest thereon will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect IPIFS’ Liabilities, or the rights of any Person with respect thereto as against IPIFS, or cause or permit to be invoked any alteration in the time, amount or manner of payment by IPIFS of any or all of IPIFS’ Liabilities. All payments shall be to IPIFS at the Payment Address, before 2:00 p.m., Charlotte, North Carolina time, on the date such payment is due. Any such payment shall not be deemed to be received by IPIFS until the time such funds become available funds.

Section 2.06. Application of Funds. Without limiting the generality of Section 1.9 of the Security Agreement and subject to Section 6.4 of the Security Agreement, all payments or funds (including without limitation proceeds of Collateral) received by IPIFS with respect to any Company’s Obligations may be applied by IPIFS to any of the Company’s Obligations in such order as IPIFS may determine in its sole discretion.

Section 2.07. Events of Default. Without limiting the provisions of Article II hereof, in the event that there shall occur and be continuing an Event of Default, then notwithstanding any collateral or other security or credit support for IPIFS’ Liabilities or the Company’s Obligations, at IPIFS’ election and without notice thereof or demand therefor, the Company’s Obligations shall immediately be and become due and payable.

Section 2.08. Suits. The Company from time to time shall pay to IPIFS, on demand, at the Payment Address, the Company’s Obligations as they become or are declared due, and in the event such payment is not made forthwith, IPIFS may proceed to suit against the Company. At IPIFS’ election, one or more and successive or concurrent suits may be brought hereon by IPIFS against the Company, whether or not suit has been commenced against any other Person and whether or not IPIFS has taken or failed to take any actions against any Collateral or any other collateral securing payment or performance of all or any portion of the Company’s Obligations, and irrespective of any event, occurrence, or condition described in Section 2.04 hereof.

Section 2.09. Waiver of Setoff. The Company waives any right to assert against IPIFS as a defense, counterclaim, set-off, recoupment or cross claim in respect of its Company’s Obligations, any defense (legal or equitable) or other claim which the Company may now or at any time hereafter have against IPIFS, the Lender, the Issuer or any other party to any Related Document..

ARTICLE III

REPRESENTATIONS AND WARRANTIES; COVENANTS.

Section 3.01. Representations and Warranties of the Company under the Related Documents. The Company hereby represents and warrants to IPIFS that each of the representations and warranties of the Company set forth in Section 5 (other than Section 5.1(b) of the Credit Agreement) or any other provision of the Credit Agreement or in any provision of any other Related Document is true and correct in all respects as of the date hereof.

Section 3.02. Covenants of the Company under the Related Documents. The Company agrees to perform each of its covenants (including without limitation any financial covenant, affirmative covenant or negative covenant) set forth in the Credit Agreement or any other Related Document in accordance with its terms. Each such covenant is hereby incorporated by reference into this Reimbursement Agreement as if set forth fully herein.

Section 3.03. Financial Covenants. So long as no Termination Event shall have occurred, the Company shall maintain at all times:

(a) Consolidated Total Net Worth. A Consolidated Total Net Worth of at least $75 million.

(b) Minimum Working Capital. Working Capital of not less than negative $15,000,000.

Section 3.04. Reporting Requirements. So long as any Loan remains unpaid or is outstanding, the Company shall, unless IPIFS shall otherwise consent in writing, furnish to IPIFS:

(a) Default Notice. As soon as possible and in any event within three (3) Business Days after a Responsible Officer becomes aware of the occurrence of each Default continuing on the date of such statement, a statement of the Chief Financial Officer or other Responsible Officer of the Company setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto.

(b) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of CDTAC, a Consolidated balance sheet of CDTAC and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of CDTAC and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer of the Company as having been prepared in accordance with GAAP, together with an executed Compliance Certificate signed by said officer in the form attached hereto as Exhibit A. If a Default has occurred and is continuing, said officer shall also provide a statement as to the nature of the Default and the action that the Company has taken and proposes to take with respect thereto.

(c) Annual Financials. As soon as available and in any event within 135 days after the end of each fiscal year of CDTAC, a copy of the annual audit report for such year for CDTAC and its Subsidiaries, including therein a Consolidated balance sheet of CDTAC and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of CDTAC and its Subsidiaries for such fiscal year, in each case accompanied by an opinion of an independent certified public accountant of recognized standing, which opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, together with an executed Compliance Certificate signed by the Chief Financial Officer of the Company in the form attached hereto as Exhibit A, and, if a Default has occurred and is continuing, the Compliance Certificate shall be accompanied with a statement as to the nature of the Default and the action that the Company has taken and proposes to take with respect thereto.

(d) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties (intellectual property or otherwise) or prospects of the Company or any of its Subsidiaries as IPIFS may from time to time reasonably request.

Section 3.05. Segregated Bank Account. The Company shall create and maintain one or more separate, segregated deposit accounts at Lender (or Fleet Bank in New York, New York) into which all Proceeds (as defined in the Security Agreement) of the Collateral, including, without limitation, up-front licensing fees and royalties, shall be deposited (collectively, the “IP Account”). Moneys in the IP Account shall be segregated from other moneys belonging to Company, and only Proceeds of the Collateral may be deposited into the IP Account. Each deposit must be held in the IP Account for at least five (5) business days (each such five day period, a “Hold Period”). Upon expiration of the applicable Hold Period, if no Default or Event of Default has occurred and is continuing, the Company may use such funds as it desires in the ordinary course of Company’s business. If a Default or Event of Default has occurred and is continuing, the Company shall not withdraw any moneys from the IP Account without the prior written consent of IPIFS, such consent to be evidenced solely by the signature of the President of IPIFS on any withdraw or transfer request submitted to Lender. At or prior to closing, Company shall provide IPIFS and Lender an IP Account Certification signed by the chief financial officer of the Company regarding the formation, operation and use of the IP Account in the form attached hereto as Exhibit B.

Section 3.06 Amendments to Related Documents. The Company shall not amend or agree to amend any of the terms of the Credit Agreement or any other Related Document without the prior written consent of IPIFS to (a) extend, modify or change (i) the principal amount of the loan outstanding under the Credit Agreement, (ii) the time for payment or maturity date of the such loan, (iii) the interest rate, costs or fees on such loan, or (b) materially modify or change any representations, warranties, covenants or related definitions.

Section 3.07. Burdensome Agreements. So long as no Termination Event shall have occurred, the Company shall not enter into any contractual obligation (other than the Credit Agreement, the Letter of Understanding or any Related Document) that (a) limits the ability (i) of any Subsidiary of the Company to make distributions or pay dividends to the Company or to otherwise transfer property to the Company, or (ii) of the Company or any such Subsidiary to create, incur, assume or suffer to exist security interests or liens on property of such Person; provided, however, that this clause (ii) shall not prohibit any negative pledge incurred or provided in favor of any holder of purchase money indebtedness or any lessor pursuant to any capital lease, in each case, solely to the extent any such negative pledge relates to the property financed by or the subject of such indebtedness; or (b) requires the grant of a security interest or lien to secure an obligation of such Person if a security interest or lien is granted to secure another obligation of such Person.

Section 3.08. IPIFS’s Obligation To Procure Letter of Credit. IPIFS shall make available on or before the Closing Date, for the benefit of the Lender, the Letter of Credit for a period of one (1) year. IPI will use best efforts to obtain extensions of the Letter of Credit or obtain a replacement thereof for successive periods to the earlier of (a) June 30, 2007 or (b) the occurrence of a Termination Event. If (i) the Letter of Credit is not renewed by Issuer and a replacement thereof is not obtained prior to the expiration of the Letter of Credit, and (ii) no Event of Default by Company has occurred or is continuing, IPIFS shall not be entitled to seek reimbursement pursuant to Section 2.01 of this Reimbursement Agreement prior to the earliest of (w) the date that is 6 months after the date of non-renewal of the Letter of Credit, (x) the date an insolvency case is commenced with respect to the Company or any of its property, (y) the date any action is commenced by the Company against IPIFS, or (z) June 30, 2007.

Section 3.09. No Additional Indebtedness. So long as no Termination Event shall have occurred, the Company shall not, nor shall it permit CDTAC or any Subsidiary of CDTAC or the Company, to create, incur, assume or suffer to exist any Indebtedness other than (a) Indebtedness under the Credit Agreement or this Reimbursement Agreement, or (b) purchase money indebtedness.

ARTICLE IV

EVENTS OF DEFAULT

Section 4.01. Events of Default. The occurrence of any of the following events shall be an “Event of Default” hereunder:

(a) The Company shall fail to pay any amount payable hereunder on the date when due; or

(b) The Company shall fail to pay any amount payable under any of the other Related Documents to which it is a party on the date when due (after giving effect to applicable grace periods, if any); or

(c) Any representation, warranty, certification or statement made by the Company (or incorporated by reference) herein, or made by the Company in any of the Related Documents or in any writing furnished by or on behalf of the Company in connection with any Related Document, shall prove to have been false, misleading or incomplete in any material respect on the date as of which it was made; or

(d) The Company shall fail to perform or observe any of the material provisions of Section 3.03, 3.04(a), 3.05, 3.06 or 3.07 of this Reimbursement Agreement or Section 5.1, 5.2, 5.3, 5.5, 5.6 or 5.10 of the Security Agreement; or

(e) The Company shall fail to perform or observe any other term, covenant or agreement required to be performed or observed by the Company (not specified in subsection (a), (b) or (d) above) contained in (or incorporated by referenced into) this Reimbursement Agreement on its part to be performed or observed (including, without limitation, any covenant contained in any other Related Document) and any such failure shall remain unremedied for a period of 30 days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by IPIFS; or

(f) The Company shall fail to pay any Indebtedness (excluding, to the extent classified under GAAP as a liability on a balance sheet, (i) any amounts owing in respect of any class of preferred stock of CDTAC or any of its Subsidiaries or (ii) any liability relating to any obligation to issue stock) in a principal amount of $1,000,000 or more (individually or in the aggregate) or any interest or premium thereon when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default or event under any agreement or instrument relating to any such Indebtedness shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration, of the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid, prior to the stated maturity thereof; or

(g) Liquidation or dissolution of the Company, or suspension of the business of the Company or filing by the Company of a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state, federal or foreign, now or hereafter existing, or any other action of the Company indicating its consent to, approval of, or acquiescence in any such petition or proceeding; the application by the Company for, or the appointment by or with the consent or acquiescence of the Company of, a receiver, a trustee or a custodian for the Company; the application by the Company for, or the consent to or acquiescence of the Company in, an assignment for the benefit of creditors; or the inability of the Company or the admission by the Company in writing of its inability to pay its debts as they mature; or

(h) Filing of an involuntary petition against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state, federal or foreign, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of the Company or for all or a substantial part of its property; the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company and the continuance of any of such events for sixty (60) days undismissed, undischarged or unstayed; or

(i) This Reimbursement Agreement or the Security Agreement shall at any time for any reason cease to be valid and binding on the Company, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company, or the Company shall deny that it has any or further liability or obligation under this Reimbursement Agreement or the Security Agreement, except to the extent that it is due to the willful misconduct or fraudulent behavior of IPIFS; or

(j) IPIFS shall, at any time for any reason, cease to have a valid, first priority, perfected security interest in and lien on the Collateral located in the United States or the United Kingdom or any material part thereof, except to the extent resulting solely from the action of IPIFS. Notwithstanding anything to the contrary, this subsection (j) shall not apply to Proceeds of the Collateral other than cash Proceeds in the IP Account or other identifiable Proceeds; or

(k) Any “event of default” (including, without limitation, an event of default resulting from a breach of Section 5.1(b) of the Credit Agreement) of the Company under and as defined in the Credit Agreement or any other Related Document to which the Company is a party shall have occurred and not been waived; or

(l) The Credit Agreement or any Related Document to which the Company is a party or signatory shall for any reason cease to be in full force and effect prior to its termination by expiry in accordance with its terms and conditions.

Section 4.02. Rights Upon an Event of Default. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by IPIFS or cured to the satisfaction of IPIFS, IPIFS shall be entitled to take any of the following actions without prejudice to the rights of IPIFS to enforce its claims against the Company, except as otherwise specifically provided for herein:

(a) Acceleration of Obligations. Declare all unreimbursed drawings in respect of the Letter of Credit, all unreimbursed IPIFS Payments and any and all other indebtedness or obligations of any and every kind owing by the Company to IPIFS hereunder to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

(b) Enforcement of Rights. Enforce any and all rights and interests created and existing hereunder, under the Security Agreement or under any of the other Related Documents and all rights of set-off.

Section 4.03. No Remedy Exclusive. No remedy herein conferred upon or reserved to IPIFS is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the other Related Documents, or now or hereafter existing at law or in equity or by statute.

Section 4.04. Anti-Marshalling Provisions. The right is hereby given by the Company to IPIFS to make releases (whether in whole or in part) of all or any part of the Collateral under the Security Agreement or any other document agreeable to IPIFS without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the liens and security interest in the remaining Collateral conferred under the Security Agreement or any other document, nor release the Company from liability for the obligations secured thereby. Notwithstanding the existence of any other security interest in the Collateral held by IPIFS, IPIFS shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided herein, or in the Security Agreement or any other document. The Company hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in the Security Agreement or any other document. Notwithstanding anything herein to the contrary, the Proceeds from the sale of Collateral shall be applied in accordance with Section 6.4 of the Security Agreement.

ARTICLE V

ADVANCES

Section 5.01. The Company may request from the Lender advances of Loans from time to time upon the conditions and terms contained in the Credit Agreement, provided that, the Company fully complies with the requirements set forth in Sections 5.02 and 5.03 below prior to submitting to the Lender such request for an advance (each, an “Advance Request”).

Section 5.02. Notwithstanding anything to the contrary in this Reimbursement Agreement, the Credit Agreement or any Related Document, the Company shall not submit an Advance Request nor otherwise request or receive any Loan, or permit any of its Subsidiaries to request or receive any Loan, if at the time of such request for or receipt of any Loan, any Event of Default has occurred and is continuing.

Section 5.03. At least three (3) but not more than fifteen (15) Business Days prior to the Company’s submission of an Advance Request, the Company shall send IPIFS a Compliance Certificate signed by an officer of the Company in the form attached hereto as Exhibit A. IPIFS may (but shall not be required to) object to the Company making an Advance Request or otherwise requesting or receiving any Loan if at the time of such request for or receipt of such Loan, IPIFS reasonably believes that a Default has occurred and is continuing. IPIFS’ failure to make such objection shall not waive any rights or obligations of either party under this Reimbursement Agreement or any other Related Document.

ARTICLE VI

MISCELLANEOUS

Section 6.01. Amendments, Etc. No amendment or waiver of any provision of this Reimbursement Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by IPIFS and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 6.02. Notices. All notices and other communications provided for hereunder shall be in writing and sent by receipted hand delivery (including Federal Express or other receipted courier service) or regular mail, if to the Company, at its address at Greenwich House, Madingley Rise, Madingley Road, Cambridge CB3 0TX, United Kingdom, Attention: President; if to IPIFS, at its address as 2221 Edge Lake Drive, Suite 100, Charlotte, North Carolina 28217, Attention: President; or, as to each party, at such other address as shall be designated by such party in a written notice to other party. All such notices and communications shall, when delivered, be effective when deposited with the courier addressed as aforesaid.

Section 6.03. No Waiver. No failure on the part of IPIFS to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 6.04. Right of Set-off. (a) Upon the occurrence of any Event of Default, IPIFS is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all monies at any time held and other indebtedness at any time owing by IPIFS to or for the credit or the account of the Company against any and all of the obligations of the Company now and hereafter existing under this Reimbursement Agreement, irrespective of whether or not IPIFS shall have made any demand hereunder and although such obligations may be contingent or unmatured.

(b) IPIFS agrees promptly to notify the Company after any such set-off and application referred to in subsection (a) above, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of IPIFS under this Section 6.04 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which IPIFS may have.

Section 6.05. Indemnification. The Company shall indemnify and hold IPIFS, its successors, assigns, affiliates, directors, officers and agents (collectively, “Indemnities”) harmless from and against any and all claims, damages, losses, liabilities, costs or expenses which any Indemnitee may incur or which may be claimed against any Indemnitee by any Person by reason of or in connection with (a) the execution, delivery or performance of this Reimbursement Agreement (including,, without limitation, execution by the Company from time to time of certifications substantially in the form set forth in Schedules A and B of the Reimbursement Agreement), the Security Agreement (including, without limitation, execution of the Conditional Assignment and Trademark Assignment substantially in the forms set forth in Schedule E of the Security Agreement), the Credit Agreement, the Letter of Understanding, the Letter of Credit, any filings in the United States Patent and Trademark Office, any UCC-1 filings, or the Letter of Credit Reimbursement Agreement (in the case of the Letter of Credit Reimbursement Agreement, as in effect on the date hereof and in the form provided to the Company on or prior to the date hereof), (b) any transaction contemplated thereby, or (c) any Collateral granted under any Related Document or the foreclosure, sale or assignment of any such Collateral, provided that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities, costs or related expense are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of any Indemnitee; and provided further that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities, costs or related expense are in direct respect of amounts owing under Section 2 or Section 3 of the Letter of Credit Reimbursement Agreement.

Nothing in this Section 6.05 is intended to limit the Company’s obligations contained in Article II or Section 6.06. Without prejudice to the survival of any other obligation of the Company hereunder, the indemnities and obligations of the Company contained in this Section 6.05 shall survive the payment in full of amounts payable pursuant to Article II and the termination of the Credit Agreement, the Letter of Credit, the Letter of Understanding, the Letter of Credit Reimbursement Agreements and any other Related Document.

Section 6.06. Costs, Expenses and Taxes. The Company agrees to pay immediately when due all reasonable costs and expenses actually incurred in connection with the preparation, execution, delivery, filing, recording and enforcement of or, during the continuation of an Event of Default, monitoring of compliance with, this Reimbursement Agreement and the Related Documents to which the Company is a party and any other documents which may be delivered in connection with this Reimbursement Agreement or the transactions contemplated hereby, including, without limitation, the reasonable fees and out-of-pocket expenses of IPIFS and of counsel and any agents or consultants for IPIFS, with respect thereto and with respect to advising IPIFS as to its rights and responsibilities under this Reimbursement Agreement, and including without limitation the cost of any UCC searches and other lien searches (including searches of liens and titles at the U.S. Patent and Trademark Office, the U.S. Copyright Office, and any equivalent state or foreign agency) and all reasonable costs and expenses (including counsel fees and expenses) in connection with (i) the preparation and enforcement of this Reimbursement Agreement, the Related Documents and such other documents as may be delivered in connection herewith or therewith or (ii) any action or proceeding to enforce, or otherwise relating to, this Reimbursement Agreement or any other Related Document. In addition, the Company shall pay any and all stamps and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Reimbursement Agreement, the Related Documents and such other documents, and agrees to save IPIFS harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees; provided that notwithstanding anything herein to the contrary, the Company’s requirement to pay preparation, execution and delivery expenses, and filing and recording expenses (other than to the extent arising out of any action required to be taken for the maintenance of IPIFS’s perfected security interest in the Collateral as a result of a change in applicable law or by any action or inaction of the Company), shall not be in excess of the amounts set forth in the Fee Disbursement Schedule.

Section 6.07. Binding Effect. This Reimbursement Agreement shall become effective when it shall have been executed by the Company and IPIFS and thereafter shall be binding upon and inure to the benefit of the Company and IPIFS and their respective successors and permitted assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of IPIFS, except in the case of an initial public offering of the stock of the Company. IPIFS may, without cost or expense to the Company, assign all or any part of, or any interest (undivided or divided) in, IPIFS’ rights and benefits under this Reimbursement Agreement or any other Related Document, without cost or expense to the Company, to any Eligible Assignee. For the purpose of this Section 6.07, the term “Eligible Assignee” shall mean (a) prior to the occurrence of a Default or an Event of Default, any financial institution, financial services company, insurance or reinsurance company, government agency, investment company, institutional investor or pension fund, or (b) after a Default or Event of Default, any Person. To the extent of any assignment by IPIFS, the assignee shall have the same rights and benefits against the Company hereunder as it would have had if such assignee were IPIFS. The Company may not assign this Reimbursement Agreement without the prior written consent of IPIFS, which consent may be granted or withheld at the sole discretion of IPIFS.

Section 6.08. Severability. Any provision of this Reimbursement Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

Section 6.09. Headings. Article and section headings in this Reimbursement Agreement are included herein for convenience of reference only and shall not constitute a part of this Reimbursement Agreement for any other purpose.

Section 6.10. Reinstatement. The Company agrees that this Reimbursement Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Lender, the Issuer or any other Person in respect of any Reimbursement Amount or any Company’s Obligation is rescinded or must be restored for any reason, or is repaid by the Lender, the Issuer, IPIFS or any other Person in whole or in part in good faith settlement of any pending or threatened avoidance claim.

Section 6.11. Confidentiality; Sharing Information. IPIFS agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its affiliates and to its affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Related Document or any action or proceeding relating to this Reimbursement Agreement or any other Related Document or the enforcement of rights hereunder or thereunder, (f) subject to any agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Reimbursement Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to IPIFS or any of its affiliates on a non-confidential basis from a source other than the Company.

For the purpose of this Section, “Information” means all information received from the Company or any Subsidiary of the Company relating to the Company or any Subsidiary of the company or any of their respective businesses, other than any such information that is available to IPIFS on a non-confidential basis prior to disclosure by the Company or any Subsidiary of the Company, provided that, in the case of information received from the Company or any Subsidiary of the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 6.12. Entire Agreement. This Reimbursement Agreement, together with the Credit Agreement, the Letter of Credit Reimbursement Agreements and each other Related Document, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

Section 6.13. Counterparts. This Reimbursement Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 6.14 Governing Law; Consent to Jurisdiction.

(a) THIS REIMBURSEMENT AGREEMENT IS BEING DELIVERED AND IS INTENDED TO BE PERFORMED IN THE STATE OF NORTH CAROLINA AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF SUCH STATE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS REIMBURSEMENT AGREEMENT MAY BE BROUGHT IN ANY COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS REIMBURSEMENT AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS FOR NOTICES SET FORTH IN SECTION 6.02 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF IPIFS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR TO OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

(b) THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS REIMBURSEMENT AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN SUBSECTION (A) HEREOF AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 6.15. Waiver of Jury Trial. IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS REIMBURSEMENT AGREEMENT, THE LETTER OF CREDIT, ANY OF THE OTHER RELATED DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS REIMBURSEMENT AGREEMENT OR THE OTHER RELATED DOCUMENTS, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING BETWEEN COMPANY AND THE BANK, THE COMPANY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION.

Section 6.16. Advice of Counsel. The Company represents to IPIFS that the Company’s attorneys have reviewed this Reimbursement Agreement and that the Company has discussed this Reimbursement Agreement with its attorneys.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have caused this Reimbursement Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

CAMBRIDGE DISPLAY TECHNOLOGY LIMITED

By:	/s/ Stephen Chandler
Name:	Stephen Chandler
Title:	General Counsel

IPIFS GUARANTEE CORP.

By:	/s/ Keith Agisim
Name:	Keith Agisim
Title:	President

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:	IPIFS GUARANTEE CORP.
2221 Edge Lake Dr.
Suite 100
Charlotte, NC 28217
USA

FROM:	CAMBRIDGE DISPLAY TECHNOLOGY LTD.

The undersigned authorized officer of Cambridge Display Technology Ltd. (the “Company”) hereby delivers this Compliance Certificate to IPIFS Guarantee Corp. (“IPIFS”) as of             , 200_1 (the “Certificate Date”), pursuant to the Reimbursement Agreement dated June     , 2004 (as amended, modified or restated from time to time, the “Reimbursement Agreement”) by and between IPIFS and the Company. Capitalized terms not otherwise defined in this Compliance Certificate have the respective meanings assigned thereto in the Reimbursement Agreement.

[The undersigned officer of the Company certifies that the Company intends to submit a request to Lloyds TSB Bank plc (the “Lender”) on                     , 200_ for a Loan under its $15,000,000, 36-month line of credit issued by the Lender on June     , 2004, such Loan to be in principal amount of                      and to be advanced to the Company on             , 200_.]2

The undersigned officer of the Company [also] certifies that as of the Certificate Date: (i) the Company is in compliance with all covenants set forth or incorporated by reference in the Reimbursement Agreement, the Credit Agreement and any Related Documents, including, without limitation Section 3.03 of this Reimbursement Agreement as indicated in the table below, and Sections 5.1, 5.3, 5.5, 5.6 and 5.7 of the Security Agreement dated June     , 2004 by and between the Company and IPIFS (the “Security Agreement”); (ii) all representations and warranties set forth or incorporated by reference in the Reimbursement Agreement, the Credit Agreement and any Related Documents are true and correct in all material respects, including, without limitation, Sections 4.1, 4.4, 4.8, and 4.9 of the Security Agreement; (iii) no Event of Default (as defined in the Reimbursement Agreement) has occurred and is continuing; and (iv) no event or circumstance that, upon the giving of notice, the passage of time or both, would constitute an Event of Default has occurred and is continuing.

[1]	If Compliance Certificate is delivered pursuant to Section 5.03 of the Reimbursement Agreement, insert the date of delivery of the certificate. If Compliance Certificate is delivered pursuant to Section 3.04 of the Reimbursement Agreement, insert the last day of the applicable fiscal quarter or fiscal year.
[2]	Include this sentence in any Compliance Certificate delivered pursuant to Section 5.03 of the Reimbursement Agreement.

Attached are documents sufficient to support this certification.

The officer acknowledges that no Loan may be requested or advanced at any time that the Company is not in compliance with all of the terms and conditions set forth or incorporated by reference in the Reimbursement Agreement, the Credit Agreement and any Related Documents, and that compliance is determined not just as of the Certificate Date, but also as of the date of request for, and the date of advance of, any Loan.

PLEASE INDICATE COMPLIANCE STATUS

BY CIRCLING YES OR NO UNDER “COMPLIES” COLUMN

Financial Covenants	Required	Actual	Complies
Minimum Working Capital	- $15 Million	_________	YES NO
Minimum Consolidated Total Net Worth	$75 million	_________	YES NO

Sincerely,

CAMBRIDGE DISPLAY TECHNOLOGY LTD.

Dated:	By:
Name:
Title:

IPIFS GUARANTEE CORP. USE ONLY

Received By:	________________________________________
Date:	________________________________________
Verified:	________________________________________
Date:	________________________________________

Compliance Status:	YES NO

Object To Advance Request	YES NO

EXHIBIT B

IP ACCOUNT CERTIFICATION

TO:	LLOYDS TSB BANK PLC
Black Horse House
Castle Park
Cambridge CB3 OAR
UNITED KINGDOM

IPIFS GUARANTEE CORP.
2221 Edge Lake Dr.
Suite 100
Charlotte, NC 28217
USA

FROM:	CAMBRIDGE DISPLAY TECHNOLOGY LIMITED

The undersigned authorized officer of Cambridge Display Technology Limited. (the “Company”) hereby delivers this IP Account Certification to Lloyds TSB Bank plc (“Lender”) and IPIFS Guarantee Corp. (“IPIFS”) as of June     , 2004 (the “Certification Date”), pursuant to the Reimbursement Agreement dated June     , 2004 (as amended, modified or restated from time to time, the “Reimbursement Agreement”) by and between IPIFS and the Company. Capitalized terms not otherwise defined in this IP Account Certification have the respective meanings assigned thereto in the Reimbursement Agreement.

The undersigned officer of the Company certifies that from and after the Certification Date and until the Company’s Obligations have been performed and paid in full: (i) the Company has created and shall maintain a separate, segregated deposit accounts at              [Lender or Fleet Bank] (Account Nos.             , as amended or modified from time to time, including any successor accounts) into which all Proceeds (as defined in the Security Agreement) of the Collateral, including, without limitation, up-front licensing fees and royalties, shall be collected and deposited (collectively the “IP Account”); (ii) the Company shall segregate all moneys in the IP Account from other moneys belonging to Company; (iii) the company shall only deposit Proceeds of the Collateral into the IP Account; (iv) the Company shall hold each deposit in the IP Account for at least five (5) business days (each such five day period, a “Hold Period”); (v) upon expiration of the applicable Hold Period, if no Default or Event of Default has occurred and is continuing, the Company may use such funds as it desires in the ordinary course of Company’s business; (vi) if no Default or Event of Default has occurred and is continuing, only the authorized signature of an officer of the Company is required to withdraw or transfer funds from the IP Account; (vii) if a Default or Event of Default has occurred and is continuing, the Company shall not withdraw any moneys from the IP Account without the prior written consent of IPIFS; and (viii) if a Default or Event of Default has occurred and is continuing, signatures of (a) a duly authorized agent of the Company and (b) a duly authorized agent of IPIFS, are required for the Company to withdraw or transfer funds from the IP Account, provided that IPIFS may withdraw or transfer funds from such account upon the signature of its duly authorized agent without the signature of the Company.

Sincerely,

CAMBRIDGE DISPLAY TECHNOLOGY LIMITED.

Dated:	By:
Name:
Title: